UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 30, 2013
Date of Report (Date of earliest event reported)

FRESH START PRIVATE MANAGEMENT INC.
(Exact name of registrant as specified in its charter)

Nevada	333-153381	26-1972677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 N. Parkcenter Drive Suite 103 Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

(714) 462-4880
Registrant’s telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Letter of Understanding

The Board of Directors of Fresh Start Private Management Inc., a Nevada corporation (the "Company") authorized the execution of a letter of understanding dated December 30, 2013 (the "Letter of Understanding") with Trinity Rx Solutions LLC ("Trinity Rx") and Sal Amodeo, the sole member of Trinity Rx ("Amodeo"). The Company is involved in establishing alcohol rehabilitation and treatment centers and has created certain alcohol therapeutic and rehabilitation programs (the "Counseling Programs") consisting of a Naltrexone implant that is placed under the skin in the lower abdomen coupled with life counseling sessions from specialized counselors (the "Naltrexone Implant"). The Naltrexone implant formula is owned by Trinity Rx. The Company entered into an exclusive license dated September 7, 2010 (the '"License Agreement") with Trinity Rx. In accordance with the terms and provisions of the License Agreement, Trinity Rx provides to the Company the Naltrexone Implant that has been designed for alcoholism. A copy of the License Agreement with Trinity Rx is incorporated herein by reference and was filed as Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 4, 2011.

In accordance with the terms and provisions of the Letter of Understanding, Trinity Rx shall transfer all of its assets, intellectual property and contractual rights, including the Naltrexone Implant, to the Company. The Company shall pay an initial refundable deposit of $25,000 as evidence of good faith in moving forward to consummation of a definitive agreement with Trinity Rx. The Letter of Understanding further provides that expressly contingent upon a formal definitive agreement being reached between the Company and Trinity Rx, the Company shall pay to Amodeo an aggregate $500,000 as follows: (i) $200,000 to be paid no later than 90 days after execution of the Letter of Understanding; (ii) $200,000 no later than 180 days after execution of the Letter of Understanding; and (iii) $100,000 no later than 270 days after execution of the Letter of Understanding.

In further accordance with the terms and provisions of the Letter of Understanding, the Company shall: (i) issue 2,000,000 shares of its restricted common stock; (ii) enter into a four-year service agreement with Amodeo pursuant to which Amodeo shall earn compensation in the approximate amount of $75,000, including a bonus plan; and (iii) pay to Amodeo a royalty equal to ten percent (10%) of gross revenues generated by the sale of the Alcohol Rehabilitation Program less hard cost of the Naltrexone Implant until such time as Amodeo has received a total of $500,000, which royalty payment is dependent solely upon actual sales.

Lastly, in accordance with the terms and provisions of the Letter of Understanding and with regards to any other formulas developed or possessed by Trinity Rx, the Company shall have the right of first refusal to obtain exclusive rights consistent with those rights associated with the Naltrexone Implant in exchange for agreeing to pay Trinity Rx $500,000 for each additional formula. The payment of such funds shall be made via royalty payments in the amount of 10% of gross sales once each formula is placed into market until the total fee of $500,000 is paid. In the event that the Company must perform research and development in order to ready a formula for market, then the 10% royalty shall be reduced to 5% until such time as the research and development costs have been recovered by the Company after which time the royalty rate shall return to 10%.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

10.01	Letter of Understanding dated December 30, 2013 between Fresh Start Private Management Inc. and Trinity Rx Solutions LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESH START PRIVATE MANAGEMENT INC.

DATE: January 2, 2014	By:	/s/ Kent Emry
	Name:	Kent Emry
	Title:	Chief Executive Officer